Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of October 3, 2012, by and between INTELSAT JACKSON HOLDINGS S.A. (f/k/a Intelsat Jackson Holdings, Ltd.), a société anonyme existing under the laws of Luxembourg (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer, Intelsat (Luxembourg) S.A. (f/k/a/ Intelsat (Bermuda), Ltd.), Intelsat S.A. (f/k/a Intelsat, Ltd.) and the Trustee are parties to an Indenture, dated as of July 3, 2006, as supplemented by the First Supplemental Indenture, dated as of February 4, 2008, and as further supplemented by the Second Supplemental Indenture, dated as of February 4, 2008 (as so supplemented, the “Indenture”), pursuant to which the Issuer issued $1,330,000,000 aggregate principal amount of its 11  1/4% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Board of Directors of the Issuer has authorized the proposed amendments to the Indenture and the Notes contemplated by this Third Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, Section 9.02 of the Indenture provides, inter alia, that in certain circumstances the Issuer and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class;

WHEREAS, the Issuer has distributed an Offer to Purchase and Consent Solicitation Statement, dated September 19, 2012 (the “Statement”), and an accompanying Consent and Letter of Transmittal to the Holders of the Notes in connection with the Proposed Amendments as described in the Statement;

WHEREAS, the Holders of a majority in principal amount of the Notes outstanding voting as a single class have consented to the Proposed Amendments;

WHEREAS, the execution and delivery of this instrument has been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

WHEREAS, the Indenture provides that in connection with this Third Supplemental Indenture, the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, and such Officers’ Certificate and Opinion of Counsel have been delivered to the Trustee on the date hereof; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Third Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of all Holders of the Notes as follows:

ARTICLE 1

AMENDMENTS TO ARTICLE ONE—DEFINITIONS AND INCORPORATION BY

REFERENCE

SECTION 1.01. For purposes of this Third Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

SECTION 1.02. Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Third Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all references in the Indenture and the Notes to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Third Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

AMENDMENTS TO ARTICLE FOUR—COVENANTS

SECTION 2.01. Section 4.02 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.02. [Intentionally omitted].

SECTION 2.02. Section 4.03 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.03. [Intentionally omitted].

SECTION 2.03. Section 4.04 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.04. [Intentionally omitted].

SECTION 2.04. Section 4.05 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.05. [Intentionally omitted].

SECTION 2.05. Section 4.06 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.06. [Intentionally omitted].

SECTION 2.06. Section 4.07 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.07. [Intentionally omitted].

SECTION 2.07. Section 4.08 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.08. [Intentionally omitted].

SECTION 2.08. Section 4.09 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.09. [Intentionally omitted].

SECTION 2.09. Section 4.10 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.10. [Intentionally omitted].

SECTION 2.10. Section 4.11 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.11. [Intentionally omitted].

SECTION 2.11. Section 4.12 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.12. [Intentionally omitted].

SECTION 2.12. Section 4.14 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.14. [Intentionally omitted].

SECTION 2.13. Section 4.15 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.15. [Intentionally omitted].

SECTION 2.14. Section 4.16 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.16. [Intentionally omitted].

ARTICLE 3

AMENDMENTS TO ARTICLE FIVE—SUCCESSOR COMPANY

SECTION 3.01. Section 5.01 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 5.01. [Intentionally omitted].

ARTICLE 4

AMENDMENTS TO ARTICLE SIX—DEFAULTS AND REMEDIES

SECTION 4.01. Section 6.01(c) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(c) [Intentionally omitted].

SECTION 4.02. Section 6.01(d) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(d) [Intentionally omitted].

SECTION 4.03. Section 6.01(e) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(e) [Intentionally omitted].

SECTION 4.04. Section 6.01(f) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(f) [Intentionally omitted].

SECTION 4.05. Section 6.01(g) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(g) [Intentionally omitted].

SECTION 4.06. Section 6.02 of the Indenture is hereby amended by deleting the phrase “(other than an Event of Default specified in Section 6.01(e) or (f) with respect to the Issuer)” in the first sentence of the first paragraph thereof, deleting the third sentence in the first paragraph thereof and deleting the second paragraph thereof.

ARTICLE 5

AMENDMENTS TO ARTICLE SEVEN—TRUSTEE

SECTION 5.01. Section 7.04 of the Indenture is hereby amended by deleting the phrase “of any Default or Event of Default under Section 6.01(c), (d), (e), (f) or (g) or” in the last sentence thereof.

SECTION 5.02. Section 7.07 of the Indenture is hereby amended by deleting the second sentence to the third paragraph thereof.

ARTICLE 6

AMENDMENTS TO ARTICLE EIGHT—DISCHARGE OF INDENTURE;

DEFEASANCE

SECTION 6.01. The second and third paragraphs of Section 8.01 of the Indenture are hereby deleted and amended to read in their entirety as set forth below:

Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate all of its obligations under the Notes and this Indenture (with respect to such Notes) (“legal defeasance option”). In the event that the Issuer terminates all of its obligations under the Notes and this Indenture (with respect to such Notes) by exercising its legal defeasance option, the obligations of each Guarantor under its Guarantee of such Notes shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.

SECTION 6.02. Section 8.02 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 8.02. Conditions to Defeasance.

(a) The Issuer may exercise its legal defeasance option only if:

(i)	the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars or U.S. Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the applicable Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii)

the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations, plus any deposited money without investment, will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii)	[Intentionally omitted];

(iv)	[Intentionally omitted];

(v)	[Intentionally omitted];

(vi)	[Intentionally omitted];

(vii)	[Intentionally omitted]; and

(viii)	[Intentionally omitted].

(b) [Intentionally omitted].

(c) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.

ARTICLE 7

AMENDMENTS TO ARTICLE TEN—GUARANTEES

SECTION 7.01. Section 10.02(b)(ii) and (iii) of the Indenture are hereby deleted and amended to read in their entirety as set forth below and the second to last sentence of Section 10.02(b) is hereby deleted:

(ii)	[Intentionally omitted], or

(iii)	[Intentionally omitted], or

SECTION 7.02. Section 10.06 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 10.06. [Intentionally omitted].

ARTICLE 8

AMENDMENTS TO ARTICLE ELEVEN—MISCELLANEOUS

SECTION 8.01. Section 11.05 of the Indenture is hereby amended by deleting the phrase “(other than pursuant to Section 4.09)”.

ARTICLE 9

AMENDMENTS TO THE NOTES, EXHIBIT C AND EXHIBIT G

SECTION 9.01. Each of the Notes and Exhibit C are hereby amended by deleting the fifth and sixth sentences of the second paragraph under paragraph 4 on the reverse side thereof.

SECTION 9.02. Each of the Notes and Exhibit C are hereby amended by deleting and amending paragraph 8 in its entirety on the reverse side thereof to read as set forth below:

8. [Intentionally omitted].

SECTION 9.03. Each of the Notes and Exhibit C are hereby amended by deleting the section entitled “OPTION OF HOLDER TO ELECT PURCHASE.”

SECTION 9.04. Exhibit G of the Indenture is hereby deleted in its entirety.

ARTICLE 10

EFFECTIVENESS

SECTION 10.01. This Third Supplemental Indenture shall become a binding agreement between the parties hereto when executed by the parties hereto. The Proposed Amendments set forth herein shall become operative at the time and date at which the Issuer notifies the Trustee and Global Bondholder Services Corporation, in its capacity as depositary for the Notes in connection with the Offer and the Consent Solicitation (each as defined in the Statement), that the validly tendered Notes are accepted for purchase pursuant to, and subject to the conditions set forth in, the Statement.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01. Amendments to the Indenture pursuant to this Third Supplemental Indenture shall also apply to the Notes, including, without limitation, provisions of the Notes amended as set forth in the amendments to the Exhibits to the Indenture.

SECTION 11.02. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Third Supplemental Indenture.

SECTION 11.03. When the Proposed Amendments set forth herein shall become operative as provided in Article 10 above, the terms and conditions of this Third Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in the case of conflict, the provisions of this Third Supplemental Indenture will control.

SECTION 11.04. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 11.05. All covenants and agreements in this Third Supplemental Indenture by the Issuer or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 11.06. In case any provisions in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.07. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 11.08. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this Third Supplemental Indenture.

SECTION 11.09. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.10. All provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture, and the Indenture, as amended and supplemented by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 11.11. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.

SECTION 11.12. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

INTELSAT JACKSON HOLDINGS S.A.

By:	/s/ Phillip Spector
Name: Phillip Spector
Title: Deputy Chairman and Assistant Secretary

[Third Supplemental Indenture (Jackson 11  1/4% Senior Notes due 2016)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
Name: Martin Reed
Title: Vice President

[Third Supplemental Indenture (Jackson 11  1/4% Senior Notes due 2016)]